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                                                                EXHIBIT 3.6

      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

Date Received                                   (FOR BUREAU USE ONLY)
MAR 27 1997
                                                        FILED
                                                     MAR 27 1997
                                                    Administrator
                                             MI DEPARTMENT OF CONSUMER
                                                & INDUSTRY SERVICES
                                           CORPORATION, SECURITIES & LAND
                                                  DEVELOPMENT BUREAU
Name: Mark C. Larson
Address: Dykema Gossett PLLC
400 Renaissance Center
City      State      Zip Code
Detroit,  Michigan   48243                      Effective Date
DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE

                        ARTICLES OF ORGANIZATION LC -
               FOR USE BY DOMESTIC LIMITED LIABILITY COMPANIES

     Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:

                                   ARTICLE I

          The name of the limited liability company is Key Mexico A, L.L.C.

                                   ARTICLE II

          The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

                                  ARTICLE III

          The duration of the limited liability company is December 31, 2035 unless terminated earlier pursuant to statute or an operating agreement.

SEAL APPEARS ONLY ON ORIGINAL

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                                   ARTICLE IV

     The address of the registered office and the mailing address is 21333 Haggerty Road, Suite 200, Novi, Michigan 48375. The name of the registered agent at the registered office is David C. Benoit.

     The undersigned are two of the members of the limited liability company and they signed these Articles on March 20, 1997.


                                       KEY PLASTICS TECHNOLOGY, L.L.C.,
                                         Member


                                   By: David C. Benoit
                                       -----------------------------------------
                                       David C. Benoit
                                  Its: Member



                                       KEY PLASTICS, INC., Member


                                   By: David C. Benoit
                                       -----------------------------------------
                                       David C. Benoit
                                  Its: Chief Executive Officer


These Articles were prepared by

     Mark C. Larson
     Dykema Gossett PLLC
     400 Renaissance Center
     Detroit, Michigan 48243
     (313) 568-6582

Name of Person or Organization Remitting Fees:

Dykema Gossett PLLC

MCL:2617


SEAL APPEARS ONLY ON ORIGINAL
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